Exhibit 99.4

Execution Version

SUPPLEMENTAL CONFIRMATION NO. 6

Date:	November 22, 2024

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Royal Bank of Canada

Reference Number:	To be advised.

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Royal Bank of Canada (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 26, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.            The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	November 22, 2024
Prepayment Amount:	USD 27,888,600. For the avoidance of doubt, the Prepayment Amount shall be netted against Counterparty’s obligation to pay Dealer the “Sixth Amendment Payment Amount” under the Transaction under the Master Confirmation governed by the Sixth Amended and Restated Supplemental Confirmation No. 1. Counterparty hereby irrevocably directs Dealer to apply the remaining Prepayment Amount after giving effect to such netting to pay the “Fourteenth Amendment Prepayment Amount” owed by Counterparty under the Fourteenth Amendment Agreement, dated as of the Trade Date, by and among Counterparty, Citibank, N.A., as administrative agent and calculation agent, Dealer and the other lenders party thereto, and after such application, to pay the remaining Prepayment Amount to Counterparty.
Prepayment Date:	The first Currency Business Day following the Trade Date, provided that all of the conditions specified in Section 4 of the Master Confirmation have been satisfied or waived by Dealer and Counterparty has satisfied its obligations under Section 6(d) of the Master Confirmation on or prior to such date.
Initial Share Price:	USD 159.0000
Forward Floor Price:	USD 159.0000
Forward Cap Price:	USD 174.9000
Final Disruption Date:	March 31, 2027
Contractual Dividend:	USD 0.485 per quarter

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1	2,666	11/30/2026
2	2,666	12/1/2026
3	2,666	12/2/2026
4	2,666	12/3/2026
5	2,666	12/4/2026
6	2,666	12/7/2026
7	2,666	12/8/2026
8	2,666	12/9/2026
9	2,666	12/10/2026
10	2,666	12/11/2026
11	2,666	12/14/2026
12	2,666	12/15/2026
13	2,666	12/16/2026
14	2,666	12/17/2026
15	2,666	12/18/2026
16	2,666	12/21/2026
17	2,666	12/22/2026
18	2,666	12/23/2026
19	2,666	12/28/2026
20	2,666	12/29/2026
21	2,666	12/30/2026
22	2,666	12/31/2026
23	2,666	1/4/2027
24	2,666	1/5/2027
25	2,666	1/6/2027
26	2,667	1/7/2027
27	2,667	1/8/2027
28	2,667	1/11/2027
29	2,667	1/12/2027
30	2,667	1/13/2027
31	2,667	1/14/2027
32	2,667	1/15/2027
33	2,667	1/19/2027
34	2,667	1/20/2027
35	2,667	1/21/2027
36	2,667	1/22/2027
37	2,667	1/25/2027
38	2,667	1/26/2027
39	2,667	1/27/2027
40	2,667	1/28/2027
41	2,667	1/29/2027
42	2,667	2/1/2027
43	2,667	2/2/2027
44	2,667	2/3/2027
45	2,667	2/4/2027
46	2,667	2/5/2027
47	2,667	2/8/2027
48	2,667	2/9/2027
49	2,667	2/10/2027
50	2,667	2/11/2027
51	2,667	2/12/2027
52	2,667	2/16/2027
53	2,667	2/17/2027
54	2,667	2/18/2027
55	2,667	2/19/2027
56	2,667	2/22/2027
57	2,667	2/23/2027
58	2,667	2/24/2027
59	2,667	2/25/2027
60	2,667	2/26/2027
61	2,667	3/1/2027
62	2,667	3/2/2027
63	2,667	3/3/2027
64	2,667	3/4/2027
65	2,667	3/5/2027
66	2,667	3/8/2027
67	2,667	3/9/2027
68	2,667	3/10/2027
69	2,667	3/11/2027
70	2,667	3/12/2027
71	2,667	3/15/2027
72	2,667	3/16/2027
73	2,667	3/17/2027
74	2,667	3/18/2027
75	2,667	3/19/2027

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to this Transaction shall be made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

Dealer’s obligation under the Transaction is subject to the satisfaction or waiver (such waiver to be in writing) by Dealer of the additional condition that Counterparty shall have executed a Fourteenth Amendment to the Margin Loan Agreement, dated as of the date of this Supplemental Confirmation, among Counterparty, each Lender party thereto, and Citibank, N.A., as Administrative Agent and Calculation Agent.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

ROYAL BANK OF CANADA

By:	/s/ Nancy Ling
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Judit Rozsa
	Name:	Judit Rozsa
	Title:	Managing Director